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                                                                  Exhibit 10(oo)

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT
                              DATED APRIL 3, 1995,
                         BETWEEN M&I AND MR. D.R. JONES
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                       AMENDMENT TO EMPLOYMENT AGREEMENT
                       ---------------------------------


     THIS AMENDMENT TO EMPLOYMENT AGREEMENT is entered into as of the 3rd day of April, 1995, by and between MARSHALL & ILSLEY CORPORATION (the "Company") and DENNIS R. JONES (the "Executive") (herein collectively referred to as "the parties")

                              W I T N E S S E T H:

     WHEREAS, the Company and the Executive have entered into an Employment Agreement dated as of the 5th day of November, 1990 (the "Employment Agreement"); and

     WHEREAS, the parties wish to amend the Employment Agreement.

     NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

     1.  The following Section 22 is hereby added to the Employment Agreement.

          "22.  Limitation on Payments.

          (a) Notwithstanding anything contained herein to the contrary, prior to the payment of any amounts pursuant to Section 6(a) hereof, an independent national accounting firm designated by the Company (the "Accounting Firm") shall compute whether there would be any "excess parachute payments" payable to the Executive, within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), taking into account the total "parachute payments," within the meaning of Section 280G of the Code, payable to the Executive by the Company or any successor thereto under this Agreement and any other plan, agreement or otherwise.
     If there would be any excess parachute payments, the Accounting Firm will compute the net after-tax proceeds to the Executive, taking into account the excise tax imposed by Section 4999 of the Code, if (i) the payments hereunder were reduced, but not below zero, such that the total parachute payments payable to the Executive would not exceed three (3) times the "base amount" as defined in Section 280G of the Code, less One Dollar ($1.00), or (ii) the payments hereunder were not reduced. If reducing the payments hereunder would result in a greater after-tax amount to the Executive, such lesser amount shall be paid to the Executive. If not reducing the payments hereunder would result in a greater after-tax amount to the Executive, such payments shall not be reduced. The determination by the Accounting Firm shall be binding upon the Company and the Executive subject to the application of Section 22(b) hereof.

          (b) As a result of the uncertainty in the application of Sections
     280G of the Code, it is possible that excess parachute payments will be paid when such payment would result in a lesser after-tax amount to the Executive; this is not the intent hereof. In such cases, the payment of any excess parachute payments will be void ab initio as regards any such excess. Any excess will be treated as a loan by the Company to the Executive. The
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     Executive will return the excess to the Company, within fifteen (15)
     business days of any determination by the Accounting Firm that excess parachute payments have been paid when not so intended, with interest at an annual rate equal to the rate provided in Section 1274(d) of the Code (or 120% of such rate if the Accounting Firm determines that such rate is necessary to avoid an excise tax under Section 4999 of the Code) from the date the Executive received the excess until it is repaid to the Company.

          (c) All fees, costs and expenses (including, but not limited to, the cost of retaining experts) of the Accounting Firm shall be borne by the Company and the Company shall pay such fees, costs and expenses as they become due. In performing the computations required hereunder, the Accounting Firm shall assume that taxes will be paid for state and federal purposes at the highest possible marginal tax rates which could be applicable to the Executive in the year of receipt of the payments, unless the Executive agrees otherwise."

     2. The Employment Agreement, as amended hereby, shall remain in full force and effect.

     IN WITNESS WHEREOF, the Company has caused this Amendment to Employment Agreement to be executed by its duly authorized officer and the Executive has executed this Amendment as of the day and year first above written.

                                    MARSHALL & ILSLEY CORPORATION:
ATTEST:

                                    By:  /s/ G.D. Strelow
                                        ----------------------------------
 /s/ M.A. Hatfield                   G.D. Strelow, Senior Vice President
-------------------------------
M.A. Hatfield, Secretary

                                    EXECUTIVE:


                                     /s/ Dennis R. Jones
                                    --------------------------------------
                                    Dennis R. Jones

                                    Address:
                                    19030 Cavendish Road
                                    Brookfield, WI 53045

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